Exhibit 99.1

Dyadic Announces Sale of Equity Interest in Alphazyme

JUPITER, FL., January, 19, 2023 (GLOBE NEWSWIRE) -- Dyadic International, Inc. ("Dyadic", or the "Company") (NASDAQ: DYAI), a global biotechnology company focused on building innovative microbial platforms to address the growing demand for global protein production and unmet clinical needs for effective and affordable biopharmaceutical products for human and animal health, today announced that it received approximately $1.27 million in connection with the sale of its equity interest in Alphazyme LLC ("Alphazyme"). Dyadic received its equity as part of the consideration for the grant of a non-exclusive license to certain of Dyadic’s technology. Additionally, under that arrangement Dyadic has the right to receive milestone and royalty payments based on sales of C1 expressed products by Alphazyme. Dyadic also has the potential to receive additional payments based on the future sales of Alphazyme’s existing products.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company committed to building disruptive microbial platforms to address the growing demand for global protein bioproduction and unmet clinical needs for effective, affordable, and accessible biopharmaceutical products for human and animal health.

Dyadic’s lead technology, its C1-cell gene expression and protein production platform, is based on the highly productive and scalable industrially proven fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). C1-cell gene expression and protein production platform is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets.

Dyadic is also developing the Dapibus™ filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, including our lead product DYAI-100 COVID-19 booster vaccine candidate, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial our research projects and third-party collaborations, as well as the availability of necessary funding. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

561-743-8333

Email: ir@dyadic.com